Exhibit A-4

                      1998 EQUITY OWNERSHIP PLAN
                                  OF
                 ENTERGY CORPORATION AND SUBSIDIARIES
   (As Amended and Restated Effective for Grants and Elections After
                          February 13, 2003)


                               ARTICLE I

                                PURPOSE


1.1 Purpose. The purpose of this 1998 Equity Ownership Plan of the Entergy Corporation and Subsidiaries (the "Plan") is to give key employees and outside directors of Entergy Corporation (or "Entergy" as defined in Section 2.5 below) and corporations with respect to which Entergy owns, or directly or indirectly controls, the majority of the combined voting power ("Subsidiaries") (hereinafter Entergy and Subsidiaries shall be collectively referred to as "Companies") an opportunity to acquire shares of Common Stock (as defined in Section
     2.3 below), to more closely tie the interests of key employees and outside directors to those of Entergy shareholders and to reward the effective leadership of the Companies through the use of equity incentives.

1. 2 Scope and Duration
(a)  Awards under the Plan may be granted in the following forms:
      (i) Options ("Options") as described in  Article  V,
          including,  without  limitation,  Incentive  Stock   Options
          ("Incentive Stock Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and related equity maintenance rights as described in
          Article V;
     (ii) Shares of Common Stock of Entergy which are restricted as provided in Article VI ("Restricted Shares");
    (iii) Units which are subject to attainment of certain
          Performance Goals during a Performance Period as provided in
          Article VII ("Performance Units"); and
     (iv) Equity  Awards and related benefits  as  described  in
          Article VIII ("Equity Awards").

(b) Subject to Section 10.1, the maximum aggregate of fifteen million (15,000,000) shares of Common Stock shall be available for delivery pursuant to Awards (as defined in Section 2.1) of
     Options, Restricted Shares, Performance Units, Equity Awards or Additional Equity Awards granted from time to time under the Plan. Shares of Common Stock delivered under this Plan shall be authorized but unissued shares or open market shares of Entergy. Shares of Common Stock purchased on the open market shall be purchased and held, in such manner, as from time to time determined by the Committee, so that such shares are not returned to the status of authorized but unissued shares of Entergy but are available for Awards under the Plan. Shares of Common Stock covered by Awards which are not earned, or which are forfeited or terminated for any reason, and Options which expire unexercised or which are exchanged for other Awards, shall again be available for subsequent Awards under the Plan. Shares received in connection with the exercise of Options by delivery of other shares of Common Stock, and shares related to that portion of an Award utilized for the payment of withholding taxes shall again be available for Awards under the Plan. Shares of Common Stock which are surrendered by reason of forfeiture, or which are received in connection with the exercise of Options by delivery of other shares of Common Stock, shall be held by such person or persons (including, but not limited to, Entergy, any Subsidiary, or any employee or agent thereof, or any agent of the Plan), and in such manner, as from time to time shall be directed by the Committee, so that such shares are not returned to the status of authorized but unissued shares of Entergy, but are available for subsequent Awards under the Plan. Except to the extent used for the payment of withholding taxes, cash dividends or cash dividend equivalents, any Award, or portion thereof, which is settled in cash shall be applied against the maximum allocation of shares. Shares of Common Stock that are delivered to a Participant under the Plan as a result of the reinvestment of cash dividends or dividend equivalents in conjunction with Awards shall be applied against the maximum allocation of shares.


                              ARTICLE II

                              DEFINITIONS

The following words and phrases shall have the respective meanings under the Plan as hereinafter set forth unless the context clearly requires a different meaning:

2.1 "After Tax Net Profit" shall mean the total dollar value of the shares exercised under an Option at the time of exercise, minus the total of (i) the exercise price of the Option, and (ii) the amount of all applicable federal, state and local income tax, employment tax and other similar fees that must be withheld in connection with the exercise.

2.2 "Award" shall mean the beneficial interest in or right to any Option, Restricted Shares, Performance Units or Equity Awards granted from time to time under the Plan by the Committee subject to such restrictions, terms and conditions as the Committee may determine.

2.3  "Board" shall mean the Board of Directors of Entergy Corporation.

2.4  "Cause" shall mean:

     (1) willful and continuing failure by System Management Participant to substantially perform System Management Participant's duties (other than such failure resulting from the System Management Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the System Management Participant) that has not been cured within 30 days after a written demand for substantial performance is delivered to the System Management Participant by the board of directors of the Employer, which demand specifically identifies the manner in which the board believes that the System Management Participant has not substantially performed the System Management Participant's duties; or

     (2) the willful engaging by the System Management Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

     (3) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on System Management Participant's ability to carry out System Management Participant's duties or upon the reputation of any System Company; or

     (4) a material violation by System Management Participant of any agreement System Management Participant has with a System Company; or

     (5) unauthorized disclosure by System Management Participant of the confidences of any System Company.

       For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on System Management Participant's part shall be deemed "willful" unless done, or omitted to be done, by System Management Participant not in good faith and without reasonable belief that System Management Participant's act, or failure to act, was in the best interest of Employer.

2.5  "Change in Control" shall mean:

     (1) the purchase or other acquisition by any person, entity or group of persons, acting in  concert within the meaning of Sections 13(d) or 14(d) of
          the   Securities  Exchange  Act  of  1934  ("Act"),  or  any
          comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act)
          of 25 percent or more of either the shares of common stock outstanding immediately following such acquisition or the
          combined  voting  power  of  Entergy  Corporation's   voting
          securities   entitled  to  vote  generally  and  outstanding
          immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (2) below);

    (2)   the  consummation of a merger or consolidation of Entergy
          Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);


    (3) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (4) any change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

       Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (i) the insolvency or bankruptcy of Entergy Corporation; or (ii) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the System Management Participants under the Plan; or (iii) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

2.6 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulation under such section.

2.8  "Committee" shall mean the Committee provided for in Section 3.1.

2.9 "Common Stock" shall mean shares of common stock of Entergy Corporation and the common stock of any successor corporation by merger or reorganization.

2.10 "Covered Participant" shall mean a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Plan Year, and who the Committee believes will have remuneration in excess of $1,000,000 for the applicable period, as provided in Section 162(m) of the Code.

2.11 "Employer" shall, except as otherwise determined by the Committee, mean, with respect to a given Participant and a given Award, Entergy or the Subsidiary for whom such Participant is employed at the time an Award is granted under this Plan.

2.12 "Entergy" shall mean Entergy Corporation, a Delaware corporation, and any successor of such corporation as a result of any reorganization or merger.

2.13 "Equity Award" shall mean an Award of a unit whose value is related to the value of shares of Common Stock but does not represent actual shares of Common Stock at the time such an Award is granted.

2.14 "Fair Market Value" shall mean the closing price of the Common Stock as reported on the New York
     Stock Exchange Composite Tape on the date the respective Award is granted or such other value as the Committee may determine represents the then current traded value of a share of Common Stock.

2.15 "Good Reason" shall mean the occurrence, without the System
     Management Participant's express written consent, of any of the following events during the Change in Control Period:

     (1) the substantial reduction or alteration in the nature or status of the System Management Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the System Management Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;


     (2) a reduction of 5% or more in System Management Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the System Management Participant elects to defer under: (i) a cash or deferred arrangement qualified under Code Section 401(k); (ii) a cafeteria plan under Code Section 125;
          (iii) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (iv) any other nonqualified deferred compensation plan, agreement, or arrangement in which the System Management Participant may hereafter participate or be a party;

     (3) requiring System Management Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the System Management Participant's present business obligations;

     (4) failure by System Company employer to continue in effect any compensation plan in which System Management Participant participates immediately prior to the commencement of the Change in Control Period which is material to System Management Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue System Management Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the System Management Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

     (5) failure by System Company employer to continue to provide System Management Participant with benefits substantially similar to those enjoyed by System Management Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which System Management Participant was participating immediately prior to the Change in Control Period; the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive System Management Participant of any material fringe benefit enjoyed by System Management Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide System Management Participant with the number of paid vacation days to which System Management Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

       System Management Participant's right to terminate his employment for Good Reason shall not be affected by System
       Management Participant's incapacity due to physical or mental illness. System Management Participant's continued employment shall not constitute consent to, or a waiver of rights with re spect to, any act or failure to act constituting Good Reason.

2.16 "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of System Management Participant's em ployment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to System Management Participant and an opportunity for System Management Participant, together with System Management Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, System Management Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

2.17 "Operating Cash Flow" shall mean the amount of operating cash flow for any given Performance Period, as determined by the Committee based on the Company's financial statements and in accordance with generally accepted accounting principles.

2.18 "Options" shall mean any nonstatutory stock options or Incentive Stock Options (as defined in Section 5.2), or both, granted under the Plan.

2.19 "Participant" shall mean any key employee or outside director who is granted an Award under the Plan.

2.20 "Performance Goals" shall mean the goals for a Performance Period which are established by the Committee against which performance will be measured.

2.21 "Performance Period" shall mean the period designated by the Committee during which Performance Goals must be attained.

2.22 "Performance Units" shall mean units whose value is determined by the Committee which are awarded subject to attainment of Performance Goals during the applicable Performance Period.

2.23 "Plan" shall mean the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries, as from time to time amended.

2.24 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (1) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (2) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (3) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (4) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

2.25 "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (1) The System Management Participant's employment is terminated by Employer other than for Cause; or

     (2) The System Management Participant terminates his System employment for Good Reason.

       For purposes of this Plan, the following shall not constitute Qualifying Events:

               (i) System Management Participant's death; or (ii) System Management Participant becoming disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long Term Disability ("LTD") Plan.

2.26 "Restricted Shares" shall mean shares of Common Stock of Entergy Corporation which are awarded subject to restrictions on the holder's right to sell, transfer, pledge or assign such shares and with such other restrictions as the Committee may determine in accordance with the provisions of Article VI of the Plan.

2.27 "Restricted Share Units" shall mean an Equity Award that is subject to such restrictions on transfer and such forfeiture conditions as the Committee deems appropriate and shall be subject to the grant, dividend, forfeiture and other provisions of Article VI to the same extent as Restricted Shares, except that a Participant shall not be entitled to vote Restricted Share Units and payment in respect of Restricted Share Units may be settled in cash at the election of the Participant. The restrictions imposed upon an award of Restricted Share Units will lapse in accordance with the requirements specified by the Committee in the award agreement.

2.28 "System" shall mean Entergy Corporation and all System Companies and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

2.29 "System   Company"  shall  mean  Entergy  Corporation   and   any
     corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

2.30 "System Management Level" shall mean the applicable management level set forth below:

    (1) System Management Level 1 ( Chief Executive Officer and Chairman of the Board of Entergy Corporation);

    (2) System Management Level 2 (Presidents and Executive Vice Presidents within the System);

    (3)  System Management Level 3 (Senior Vice Presidents within the
         System); and

    (4)  System Management Level 4 (Vice Presidents within the System).

2.31 "System Management Participant" shall mean a Participant who, immediately prior to the commencement of a Change in Control Period, is (a) at one of the System Management Levels set forth in Section 2.30; and (b) for the purpose of Article XI, eligible to participate in the System Executive Continuity Plan of Entergy Corporation and
     Subsidiaries.   Notwithstanding the foregoing,  a  former  System
     Management Participant who has otherwise satisfied Section 12.3(c) shall be treated as a System Management Participant solely for purposes of being eligible to make Successive Deferral Elections in accordance with Section 12.3.


                              ARTICLE III

                            ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Personnel Committee or any successor thereto of the Board or such other committee as determined by the Board (the "Committee"). The Committee shall be comprised solely of two or more outside directors of the Board within the meaning of Section 162(m) of the Code and who are also non-employee directors within the meaning of Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under any applicable rules of the New York Stock Exchange.

3.2 Powers of Committee. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of this Plan:

(a) To grant Options, to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the key employees and outside directors to whom, and the time or times at which Options shall be granted and the number of shares to be covered by each Option;

(b)  To  designate Options as nonstatutory stock options or  Incentive
     Stock Options;

(c) To grant Restricted Shares and to determine the term of the Restricted Period (as defined in Article VI) and restrictions, forfeiture provisions and other conditions applicable to such Restricted Shares, the key employees and outside directors to whom, and the time or times at which, Restricted Shares shall be granted;

(d) To grant Performance Units and to determine the Performance Goals, Performance Period and other conditions applicable to such Performance Units, the key employees and outside directors to whom, and the time or times at which, Performance Units shall be granted;

(e) To grant or establish Equity Award Accounts pursuant to the terms of Article VIII, to determine restrictions related to such Equity Awards and any allocations to or distributions from such Equity Award Accounts, the key employees and outside directors to whom and the time or times when participation therein shall be permitted hereunder and the number of Equity Awards to be allocated to such Equity Award Accounts for Participants;

(f)  To interpret the Plan subject to the terms of Section 3.4;

(g) To prescribe, amend and rescind rules and regulations relating to the Plan subject to the terms of Section 3.4;

(h) To determine the terms and provisions of the Options, Restricted Shares, Performance Units or Equity Award agreements (which need not be identical) and to cause the respective Employers to enter into such agreements with such Participants in connection with Awards under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.3 Delegation of Duties. With the exception of the authority to grant Awards to persons subject to Sections 16(a) and 16(b) of the Exchange Act, to persons who are Covered Participants, or to make other determinations regarding such persons the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, Entergy and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons. However, the Committee may not delegate its authority if such delegation would cause the Plan not to comply to the extent required with the requirements of Rule 16b-3 or any successor rule under the Exchange Act or with the requirements of Section 162(m) of the Code.

3.4 Interpretations. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Entergy and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards made hereunder, and all members and agents of the Committee shall be fully protected by Entergy in respect of any such action, determination or interpretation. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

3.5 Non-Uniform Determinations. The Committee's determinations under the Plan, including without limitation, determinations as to the key employees or outside directors to receive Awards, the terms and provisions of such Awards and the agreement(s) evidencing the same, need not be uniform and may be made by it selectively among the key employees or outside directors who receive or are eligible to receive Awards under the Plan, whether or not such key employees or outside directors are similarly situated.




                              ARTICLE IV

                             PARTICIPATION

4.1 Eligibility. Key employees of Entergy or any of its Subsidiaries or outside directors of the Board, who, in the opinion of the Committee, have significant responsibility for the continued growth, development and financial success of the Companies shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Award. No employee or outside director of Entergy or its Subsidiaries shall have any vested right to be granted an Award under the Plan.

4.2 Dividend Equivalents. In the discretion of the Committee, an Award made in the form of an Equity Award may provide, subject to such restrictions, terms and conditions as the Committee may establish, for (i) the crediting to the account of, or the current payment to, each Participant who has such an Award of an amount equal to cash dividends and stock dividends (collectively, "Dividends") paid by Entergy upon one share of Common Stock for each share of Common Stock subject to each Equity Award ("Dividend Equivalents"), or (ii) the deemed reinvestment of such Dividend Equivalents in the form of additional Equity Awards credited to the Participant's Equity Award Account ("Additional Equity Awards").


                               ARTICLE V

                             STOCK OPTIONS

5.1 General Provisions. The Committee may grant Options to such key employees and outside directors whom the Committee determines to be eligible pursuant to the terms of Article IV. Such Options shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the following:

          (a) Option Price. The Option Price of each Option to purchase Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value on the date the Option is
     granted.   Once  determined by the Committee,  no  price  of  any
     Option shall be changed unless that change is authorized by a majority vote of the shareholders of Entergy Corporation.

           (b) Term of Options. No Option shall be either vested or exercisable until at least one year from the date that such Option is granted. No more than one third of any single grant of Options shall be either vested or exercisable until at least two years from the date that such Option is granted, and no more than two thirds of any single grant of Options shall be either vested or exercisable until at least three years from the date that such Option is granted. No Option shall be exercisable after ten years from the date such Option is granted.

          (c) Payment of Option Price. The purchase price of the shares as to which an Option is exercised shall be paid in accordance with such terms and conditions and by such means as the Committee shall determine.

          (d) Exercise of Options. If a Participant at System Management Level 1-4 exercises any Option granted on or after January 1, 2003, that Participant must retain at least 75% of the After Tax Net Profit in Common Stock until the earlier of 60 months from the date at which the Option is exercised or the termination of
     full-time   employment  within  the  System.   Subject   to   the
     limitations of the preceding sentence, Options shall  be  subject to  such terms and conditions, shall be exercisable at such  time or times, and shall be evidenced by such form of option agreement between the Participant and the Employer, as the Committee shall determine; provided, that such determinations are not inconsis tent with the other provisions of the Plan. The Committee may, in its discretion, accelerate the ability to exercise any Option in whole or in part at any time. The Committee may also permit
     Participants,   either  on  a  selective  or   aggregate   basis,
     simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

(e) Non-Transferability of Options. Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, and Options and rights may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing sentence, Options which are not Incentive Stock Options may be transferred to family members or charities. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. The Participant may designate one or more beneficiaries who shall be entitled to exercise the Participant's rights hereunder following the death of the Participant. Such designation shall be made on a form supplied by the Committee. In the absence of a valid beneficiary designation, the
     Participant's rights hereunder shall pass pursuant to the Participant's will or by the laws of descent and distribution.

(f) Maximum Number of Shares. The total number of shares of Common Stock which any single Participant may be allowed to purchase pursuant to the exercise of Options granted under this Plan shall not exceed 1,000,000, subject to adjustment in the same manner as provided in Section 10.1.

5.2  Incentive  Stock  Options.  The  Committee  may  elect  to  grant
     Incentive Stock Options for the purchase of shares of Common Stock to the key employees whom the Committee determines to be eligible pursuant to the terms of Article IV. To the extent the Committee elects to grant Incentive Stock Options under the Plan, such Incentive Stock Options shall be subject to the limitations under Section 422 of the Code including, without limitation, the time limitations on the Award of any such Incentive Stock Options.

5.3 Limitations on Exercise. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of Entergy or any of its Subsidiaries) shall not exceed $100,000. To the extent to which such Fair Market Value exceeds $100,000, such Option shall be treated, for federal income tax purposes, as a nonstatutory stock option.


                              ARTICLE VI

                        RESTRICTED SHARE AWARDS

6.1 Grant of Restricted Shares. The Committee may award Restricted Shares to such key employees and outside directors whom the Committee determines to be eligible pursuant to the terms of Article IV; provided that the aggregate number of Restricted Shares and Equity Awards granted under the Plan shall not exceed 1,500,000. An Award of Restricted Shares may be subject to restrictions on transfer and forfeitability provisions, all as the Committee may determine. Such Restricted Shares shall be awarded based on such other terms and conditions as the Committee shall from time to time determine subject to the provisions of the Plan; provided, however, the Participant shall be entitled to any voting rights relative to such Restricted Shares during the Restricted Period as defined below.

6.2 Award and Delivery of Restricted Shares. At the time an Award of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such an Award. Each Award of Restricted Shares may have a different Restricted Period. The Committee may, in its sole discretion, at the time an Award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the
     Restricted Period with respect to all or any portion of the Restricted Shares; provided, however, that any Participant subject to Section 16 of the Exchange Act shall be prohibited from selling such shares for a period of six (6) months from the grant thereof.

6.3 Dividends on Restricted Shares. Any and all cash and stock dividends paid with respect to the Restricted Shares shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements (including, without limitation, the reinvestment of such dividends in the form of Equity Awards) as the Committee may, in its discretion, determine.

6.4 Forfeiture. Upon the forfeiture of any Restricted Shares (including any additional Restricted Shares which may result from the reinvestment of cash and stock dividends in accordance with such rules as the Committee may establish pursuant to Section 6.3), such forfeited shares shall be surrendered. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any additional shares received pursuant to Section 10.1 due to recapitalization, mergers, or the like.

6.5 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 6.2, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be.


                              ARTICLE VII

                        PERFORMANCE UNIT AWARDS

7.1  Award  of  Performance Units. The Committee may award Performance
     Units to such key employees and outside directors whom the Committee determines to be eligible pursuant to the terms of
     Article IV. An Award of Performance Units shall be subject to the attainment of specified Performance Goals during a Performance Period, both of which the Committee may determine. Performance Goals can be based on one or more business criteria that apply to the Participant, a business unit or Entergy Corporation as a whole, or any combination thereof.

7.2 Award of Performance Units to Covered Participants. Awards of Performance Units to Covered Participants shall also be governed by the conditions of this Section 7.2 in addition to the other requirements set forth in this Plan. Should conditions set forth under this Section 7.2. conflict with the other provisions of this Plan, the conditions of this Section 7.2 shall prevail.

          (a) The Performance Goals, the objective formula or standards for computing the number of Performance Units payable to a Covered Participant if the Performance Goals are attained and the Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date as may be permitted under Section 162(m) of the Code.

           (b) The value of Performance Units payable to all Covered Participants pursuant to this Plan shall not exceed 1% of Operating Cash Flow during any Performance Period. The value of Performance Units payable to a single Covered Participant pursuant to this Plan shall not exceed .5% of Operating Cash Flow during any Performance Period.

          (c) The Performance Goals may be based upon or may relate to one or any combination of the following business criteria: EBITDA, EBIT, net income, earnings per share, operating cash flow, cash flow, return on equity, sales, budget achievement, productivity, price of Entergy Corporation stock, market share, total return to shareholder, return on capital, net cash flow, cash available to parent, net operating profit after taxes (NOPAT), economic value added (EVA), expense spending, O&M expense, expense, O&M or capital/kwh, capital spending, gross margin, net margin, market capitalization, market value, debt ratio, equity ratio, return on assets, profit margin, customer growth or customer satisfaction.
     The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices. Both the Performance Goals established by the Committee and the results for any Performance Period may be adjusted to reflect capital changes and may exclude unusual or nonrecurring events, including extraordinary items, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

          (d) The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

          (e) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

(g) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 7.2.

7.3 Delivery of Performance Units. Delivery of Performance Units shall not be made until after the end of the Performance Period. Final payment on all Performance Units shall be in cash, and the timing, deferral options, and other criteria relating to payment shall be determined in the discretion of the Committee.


                             ARTICLE VIII

                             EQUITY AWARDS

8.1 Issuance of Equity Awards. An Equity Award may be granted to such key employees and outside directors as the Committee determines pursuant to the terms of Article IV, subject to the limitation contained in Section 6.1 hereof. In addition, the Committee may permit such key employees and outside directors to purchase Equity Awards under such terms and conditions as the Committee, in its discretion, may determine. In the case of a purchase, the Equity Award shall be in the form of units, each of which represents one share of Common Stock, the purchase price of which shall not be less than the closing price of a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date such award is purchased. Key employees and outside directors who are permitted to purchase Equity Awards shall make the election to do so at least six (6) months in advance of the purchase of the Equity Award. Equity Awards shall be allocated to a Participant's respective Equity Award Account (as defined in Section 8.3) at such time or times, in such amounts, subject to such restrictions and in accordance with such terms and conditions as the Committee, in its discretion, may determine.

8.2 Funding. In the case of Equity Awards granted under the Plan, no shares of Common Stock shall be issued at the time the Award is made, and Entergy, the Employer and Plan, or any one of them, shall not be required to set aside a fund for the payment of any such Award.

8.3 Equity Award Accounts. An Equity Award granted to a key employee shall be credited to an Equity Award Account (the "Equity Award Account") established and maintained for such Participant. The Equity Award Account of a Participant shall be the record of Equity Awards granted to him under the Plan, solely for accounting purposes and, as provided in Section 8.2 above, shall not require a segregation of any Entergy or Subsidiary assets.

8.4 Maturity of Equity Awards. All Equity Awards granted to a Partici pant (including all Additional Equity Awards as defined in Section 4.2 related to such Equity Awards) shall become fully matured at time or times or under such circumstances as the Committee shall from time to time determine.

8.5 Payment of Equity Awards. A Participant who has received an Equity Award allocated to his Equity Award Account shall be entitled to receive a distribution from the Employer with respect to each then mature Equity Award allocated to his Equity Award Account at such time or times as the Committee shall determine. All Equity Awards shall be payable in cash.

8.6 Non-Transferability. Equity Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any Participant subject to Section 16 of the Exchange Act shall be prohibited from selling such shares for a period of six (6) months from the acquisition thereof. The Participant may designate one or more beneficiaries who shall be entitled to exercise the Participant's rights hereunder following the death of the Participant. Such designation shall be made on a form supplied by the Committee. In the absence of a valid beneficiary designation, the
     Participant's rights hereunder shall pass pursuant to the Participant's will or by the laws of descent and distribution.


                              ARTICLE IX

                 TERMINATION OR AMENDMENT OF THE PLAN

9.1 Termination and Amendment. The Committee may suspend, terminate, modify or amend the Plan, provided, if exemption from Section 162(m) deduction limits is to be continued, that any amendment is made with Board and shareholder approval if shareholder approval is necessary to comply with any tax, regulatory or exchange requirement, including for these purposes, the requirements for the performance-based compensation exception under Section 162(m) of the Code. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.


                               ARTICLE X

                          GENERAL PROVISIONS

10.1 Adjustments Upon Changes in Capitalization. Notwithstanding any other provision of the Plan, the Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Restricted Shares, Performance Units or Equity Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to  holders  of  Common Stock other than a normal cash  dividend, changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Any such determination by the Committee shall be conclusive.

10.2 Fractional Shares. The Employer shall not be required to deliver any fractional share of Common Stock but may pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. For purposes of this Section 10.2, the Fair Market Value shall be determined as of the following dates: (i) the date on which restrictions lapse for Restricted Shares or Restricted Share Units, (ii) the date of delivery of Performance Units, (iii) the maturity date for Equity Awards other than Restricted Share Units or Performance Units, or (iv) in any case, such other dates the Committee may determine.

10.3 Tax Withholdings. Subject to such terms and conditions as may be established by the Committee, the Participant shall pay to Entergy any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to an Award of Options, Restricted Shares, Performance Units or Equity Awards under this Plan promptly upon notification of the amounts due. The Committee may permit such amount to be paid by the Participants to be withheld from the shares of Common Stock that otherwise would be distributed to such Participant upon the exercise of an Option, the lapse of restrictions applicable to Restricted Shares, the payment of Performance Units or the maturity of Equity Awards, as applicable, or a combination of cash and shares of such Common Stock. Any such withholding on behalf of a Participant subject to Section 16 of the Exchange
     Act  shall  be  made  in accordance with the provisions  of  Rule
     16(b)-3(e).

10.4 Legal and Other Requirements. The obligation of Entergy  or its Subsidiaries to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by Entergy. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

10.5 Effective Date. The Plan shall become effective as of January 1, 1998, subject to the approval of Entergy shareholders at Entergy's 1998 annual meeting of shareholders and receipt of any necessary governmental approvals including, but not limited to, any approval of the Securities and Exchange Commission which may be required under the Public Utility Holding Company Act of 1935. The Amended and Restated Plan shall become effective for Awards granted after February 13, 2003, subject to the approval of Entergy shareholders at Entergy's 2003 annual meeting of shareholders and receipt of any necessary governmental approvals including, but not limited to, any approval of the Securities and Exchange Commission which may be required under the Public Utility Holding Company Act of 1935. The Amended and Restated Plan shall only govern Awards made on or after its effective date.

10.6 Award   Agreements.  Each  individual  Award  of  Options,
     Restricted Shares, Performance Units or Equity Awards shall be evidenced by an agreement which shall contain such restrictions, terms and conditions as the Committee may require, and may either be written or in electronic format. Notwithstanding anything to the contrary contained in the Plan, neither Entergy nor its Subsidiaries bear any obligation to grant any Awards under the Plan to any Participant hereunder unless such Participant shall execute all appropriate agreements with respect to such Awards in such form as the Committee may determine from time to time.

10.7 Effect on Other Plans. Awards may be granted singly, in combination or in tandem (except where prohibited by applicable law) and may be made in combination or tandem with or as alternatives to, awards or grants under any other employee plan maintained by Entergy or its Subsidiaries; provided that the adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering the employees of Entergy, its Subsidiaries or its successors thereto. Awards under the Plan shall not constitute earnings for purposes of any pension plan covering employees of Entergy or its Subsidiaries except as otherwise expressly provided in any such pension plan.

10.8 Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any key employee the right to continue in the employment of Entergy or any Subsidiary or affect any right which Entergy or any Subsidiary may have to terminate the employment of such key employee.

10.9 Notices.  Every direction, revocation or notice  authorized or required by the Plan shall be deemed delivered to Entergy on the date it is personally delivered to the Secretary of Entergy at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to a Participant on the date it is personally delivered to him or three business days after it is sent by registered or certificate mail, postage prepaid, addressed to him at the last address shown for him on the records of Entergy and its Subsidiaries.

10.10Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and rights and benefits granted hereunder shall be determined in conformity with the laws of the State of Louisiana, to the extent not preempted or controlled by the laws of the United States and regulations thereunder.

10.11Compliance  with  Section 16.   With  respect  to  persons
     subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act or required by the Securities and Exchange Commission. To the extent any provisions of the Plan or action by the Committee is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                              ARTICLE XI

                           CHANGE IN CONTROL

11.1    Accelerated  Vesting  of  Performance  Units.  Notwithstanding
  anything stated herein to the contrary, but           subject to the
  forfeiture provisions of this Section 11.1 and any federal securities law restrictions on sale and exercise, if during a Change in Control Period there should occur a Qualifying Event with respect to a System Management Participant, the number of Performance Units the System Management Participant shall be entitled to receive under the Plan with respect to any Performance Period that precedes or includes the day on which the Change in Control Period commences shall be determined as if the System Management Participant satisfied the remaining performance requirements at System Management Participant's
  target  level with respect to such Performance Period(s).   However,
  any Performance Units that were not fully vested prior to the date of such Qualifying Event shall continue to be subject to forfeiture upon the occurrence of any of the following:

   a) Without System Company employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies.

  (b) During System Management Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the System Management Participant to perform his duties for a System Company employer, System Management Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case System Management Participant shall be required to repay any Plan benefits previously received by him. Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that System Management Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

  (c) System Management Participant engages in any employment (without the prior written consent of his last System employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case System Management Participant shall be required to repay any Plan benefits previously received by him. For purposes of this Section, Applicable Period shall mean:

     (1)  two (2) years for System Management Participants at System
          Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

     (2) two (2) years for System Management Participants at System Management Level 3 at the commencement of the Change in Control Period; and

     (3)  one  (1)  year  for System Management  Participants  at
          System Management Level 4 at the commencement of the Change in Control Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

11.2 Commencement Date of Awards.   Notwithstanding anything stated
     herein to the contrary, but subject to the forfeiture provisions of
     Section 11.1 and any federal securities law restrictions on sale and exercise, if during a Change in Control Period there should occur a Qualifying Event with respect to a System Management Participant:

     (a) all restrictions shall be lifted on any Options, Restricted Shares, and Restricted Share units, as applicable, granted to a System Management Participant under the Plan prior to the occurrence of such Qualifying Event; and

     (b) the System Management Participant may elect to receive all Awards payable to him under the Plan on the first day of any month following the System Management Participant's termination.

11.3 No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the Awards granted under this Plan through the date of any such amendment or termination. In no event shall a System Management Participant's Awards under this Plan following a Change in Control be less than such System Management Participant's Awards under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions referenced in Section 11.1 as in existence on the date immediately preceding the commencement date of the Change in Control Period. In addition, unless agreed to in writing and signed by the affected System Management Participant and by the Committee, no provision of this Plan may be modified, waived or discharged before the earlier of:
  (a) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (b) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

  11.4 Source of Payments. Within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount equal to the total Awards granted to such System Company's Plan System Management Participants under the Plan through the date of any such Change in Control. If one or more of a System Company's System Management Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company's Plan account under the Trust that is equal to the total unpaid Awards granted to such System Company's System Management Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause System Management Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

  11.5 Claims of Good Reason/Cause During Change in Control Period. Notwithstanding any provision of the Plan to the contrary, solely for purposes of any determination regarding the existence of Good Reason or Cause during a Change in Control Period, any position taken by the System Management Participant shall be presumed to be correct unless Employer establishes to the Committee by clear and convincing evidence that such position is not correct.

                              ARTICLE XII

                          DEFERRAL ELECTIONS

          12.1 Deferral Elections.

     (a) At any time designated in subsection (b) of this Section 12.1, a System Management Participant may execute and deliver to the Committee (or its delegate) one or more irrevocable written elections (each, a "Deferral Election") to defer receipt of such Deferrable Benefits (as defined herein) as System Management Participant may designate in such Deferral Election. A "Deferrable Benefit" is any of the following forms of Award payable under the Plan:

          (i) Restricted Share Units, provided that the Restricted Period must be scheduled to expire more than six months after the date a Deferral Election respecting it is delivered to the Committee (or its delegate);

          (ii) Performance Units, provided that payment in respect of such Performance Units must be scheduled to be made more than six months after the date a Deferral Election respecting it is delivered to the Committee (or its delegate); and

          (iii)Incentive Compensation under the Executive Annual Incentive
               Plan ("EAIP") used to purchase Equity Awards in accordance with
               Section 8.1 ("EAIP Equity Awards"), provided that payment of the Incentive Compensation used to purchase such EAIP Equity Awards must be scheduled to be made no earlier than the calendar year following the performance year to which such Incentive Compensation relates.

     (b) Each Deferral Election must be made in accordance with the following provisions:

          (i) With respect to Restricted Share Units: A Deferral Election must be made no later than the date that precedes by six months the expiration of the Restricted Period for such Equity Award to the System Management Participant;

          (ii) With respect to Performance Units: A Deferral Election must be made no later than the date that precedes by six months the earliest date such Award may be made to the System Management Participant; and

          (iii)With respect to Incentive Compensation used to purchase EAIP Equity Awards: A Deferral Election must be made with respect to the Incentive Compensation used to purchase such EAIP Equity Awards prior to the beginning of the performance year with respect to which such Incentive Compensation relates.

12.2 Deferred  Amount;  Deferral Receipt Date.    Each  Deferral
     Election  may  defer  receipt  of an  amount  of  any  Deferrable
     Benefit, which may be less than the entire amount of such Deferrable Benefit (a "Deferred Amount"). Each Deferred Amount may be expressed as a number of units or a percentage of the total of such Deferrable Benefit due the System Management Participant. Receipt of each Deferred Amount may be deferred to such date or dates as System Management Participant shall specify in such Deferral Election (each, a "Deferral Receipt Date"), provided that:

     (a) A Deferral Receipt Date shall be not less than two (2) years following the date on which the Deferred Amount would otherwise be paid to the System Management Participant; and

     (b) the Deferral Receipt Date shall in no event be later than the date on which the System Management Participant terminates employment unless such System Management Participant terminates employment with a System Company due to (i) retirement in accordance with the terms and conditions of the Entergy Corporation-sponsored qualified defined benefit plan in which the System Management Participant participates ("Retirement"); (ii) Retirement following the System Management Participant's long term disability under the Entergy Corporation-sponsored long-term disability plan in which the System Management Participant participates ("Long-Term Disability"); or (iii) a "Qualifying Event" (as defined in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries), in which case deferral can be postponed beyond termination of employment, but in no event later than death.

12.3 Deferral Election Procedure. Each Deferral Election shall be effective upon its execution and delivery to the Committee (or its delegate), provided such delivery is made in accordance with the time or times specified in subsection 12.1(b). Once made, a Deferral Election may not be revoked or modified. However, further irrevocable elections to defer receipt of previously deferred benefits (each, a "Successive Deferral Election") to a subsequent Deferral Receipt Date may be made in writing by a System Management Participant by execution and delivery of an appropriate written election to the Committee (or its delegate), provided always that:

     (a) No Successive Deferral Election may be made if the existing Deferral Receipt Date is less than six months from the date of delivery to the Committee (or its delegate) of such election;

     (b) A subsequent Deferral Receipt Date shall be not less than two (2) years following the date at which the System Management Participant makes a Subsequent Deferral Election under this section; and

     (c) No Successive Deferral Election may be made following the System Management Participant's termination of employment unless the System Management Participant terminates employment with a System Company due to Retirement, Long-Term Disability, or a Qualifying Event, in which case deferral can be postponed beyond termination of employment, but in no event later than death.

     The Committee shall have the sole and exclusive authority and discretion to establish rules, regulations and procedures for the execution and delivery of any Deferral Election (including any Successive Deferral Election) and may condition such elections in any manner that such Committee deems necessary, appropriate or desirable including, without limitation, the complete authority and discretion to delay the effective date of any Deferral Election (including any Successive Deferral Election) or to reject any such Deferral Election (including any Successive Deferral Election) as the Committee deems necessary, appropriate or desirable in order to maintain the orderly and accurate administration of the Plan. If the effective date of the Deferral Election (including any Successive Deferral Election) is delayed pursuant to such authority, the Committee shall notify the System Management Participant of such delay and advise the System Management Participant of the anticipated effective date of such election.

12.4 Forfeiture of Deferred Amounts. Each Deferral Election (including any Successive Deferral Election) shall remain subject to limitations or forfeitures of benefits for (a) breach of any of the conditions of receipt of any Award under the Plan and (b) failure of System Management Participant to satisfy any of the conditions necessary to receipt of any Deferrable Benefit.

12.5 Payment of Deferred Amounts.  Commencing with the effective  date of a System Management Participant's Deferral Election and until the corresponding Deferral Receipt Date, the applicable Deferred Amount shall either be: (i) accounted for as units (including fractional units) of Common Stock, the number of such units being based on the value of a share of Common Stock on the effective date of such Deferral Election, or (ii) deferred into such deemed investment options, if any, under the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries (the "EDCP") as the Committee or its delegee deems appropriate. Units that are the subject of such Deferral Election shall be credited with dividend equivalent amounts equal to all dividends paid with respect to a share of Common Stock during the Deferral Election period and, if applicable, any Successive Deferral Election period(s) ("Dividend Equivalents"). All Dividend Equivalents will be reinvested in additional units as of the payment date of the dividend in respect of which they are awarded. If the Participant has chosen to keep the Deferred Amount in Units, as soon
     as   reasonably  practicable  following  the  System   Management
     Participant's Deferral Receipt Date with respect to a Deferred Amount, the Employer shall pay to the System Management Participant in cash, an amount equal to (i) the Fair Market Value of a share of Common Stock on the Deferral Receipt Date, multiplied by the number of units then credited to the System Management Participant's account (including units awarded in respect of reinvested Dividend Equivalents) with respect to such Deferred Amount, less (ii) all applicable estimated federal and state income and employment tax amounts required to be withheld in connection with such payment. Notwithstanding Section 12.6 to the contrary, Deferred Amounts that are deferred under the EDCP shall be paid to a System Management Participant in accordance with the terms of the EDCP.

12.6 Acceleration of Deferred Amounts.

     (a) Acceleration on Death. Notwithstanding an irrevocable Deferral Election (including any Successive Deferral Election), if a System Management Participant dies, all of System Management Participant's outstanding Deferral Receipt Dates shall be accelerated, and the entirety of System Management Participant's Deferred Amounts (net of any amounts required to be withheld for federal and state income tax) shall be paid in accordance with the terms of this Plan to any Beneficiary.

     (b)  Hardship  Distributions.   At any time  a  System  Management
          Participant may apply to the Committee for a special distribution of all or any part of his Deferred Amounts valued as of the date of his application on account of an immediate and heavy financial need arising from one or more of the following, or similar, events:

          (i) uninsured medical costs resulting from and accident, injury or illness to the System Management Participant and/or members of his immediate family;

          (ii) to prevent the foreclosure or eviction from the System Management Participant's primary residence;

          (iii)funeral expenses for an immediate family member of the System Management Participant;

          (iv) substantial casualty losses; or

          (v) any other emergency conditions in the System Management Participant's financial affairs.

          The office of the Senior Vice-President, Human Resources and Administration for Entergy Services, Inc., on behalf of the Committee, shall consider the circumstances of each such case and the best interest of the System Management Participant and his family and shall have the right, in its sole discretion, if applicable, to allow such a special distribution, or if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. Upon determination that such a special distribution shall be granted, the System Management Participant's employer shall make the appropriate distribution to the System Management Participant from its general assets in respect of the System Management Participant's Deferred Amounts and the Administrator shall accordingly reduce or adjust the Deferred Amounts credited to the Participant. In no event shall the aggregate amount of the special distribution exceed the full value of the Participant's Deferred Amounts. For purposes of this Section, the value of the Participant's Deferred Amounts shall be determined as of the date of the Participant's application for the special distribution.

     (c) Acceleration Subject to Penalty. Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable Deferral Elections or Successive Deferral Elections, such System Management Participant may require the immediate payment to the System Management Participant of any of the System Management Participant's Deferred Amounts, as determined in accordance with Section 12.5, but substituting the actual payment date for System Management Participant's Deferral Receipt Date, less any amounts withheld to satisfy federal and state income tax withholding obligations, and subject to a penalty on each such accelerated Deferred Amount (prior to withholding for taxes) of ten percent (10%). Such penalty amount shall for all purposes be deemed canceled and not paid to the System Management Participant.

     (d) Acceleration Upon Taxation. Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable Deferral Elections or Successive Deferral Elections, if the Internal Revenue Service (or any corresponding state income tax authority) prevails in a claim by it that Deferred Amounts constitute taxable income to the System Management Participant or his beneficiary for any taxable year prior to the taxable year in which such Deferred Amounts are scheduled to be distributed to the System Management, such System Management Participant may require the immediate payment to the System Management Participant of such Deferred Amounts, as determined in accordance with Section 12.5 but substituting the actual payment date for System Management Participant's Deferral Receipt Date, that are held to be currently taxable, less any amounts withheld to satisfy federal and state income tax withholding obligations. For purposes of this Section 12.7(d), the Internal Revenue Service or corresponding state income tax authority shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Employer, or the System Management Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Employer and the System Management Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service or corresponding state income tax authority, or a court of applicable jurisdiction with respect to such claim, to an appropriate appeals authority or to a court of higher jurisdiction, within the appropriate time period.

12.7 Deferral under the EDCP. Subject to the terms and conditions, and according to the procedures, of the EDCP, any amounts payable to Participants under this EOP may be deferred under the EDCP.